Exhibit 99.1

NAPW, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

NAPW, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Officers and Stockholder

NAPW, Inc., d/b/a the National Association of Professional Women

We have audited the accompanying balance sheets of NAPW, Inc. (the “Company”), d/b/a the National Association of Professional Women as of December 31, 2013 and 2012, and the related statements of operations, accumulated deficit, and cash flows for the years then ended. NAPW, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NAPW, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

New York, NY

June 24, 2014

NAPW, INC.

BALANCE SHEETS

	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$ 46,073	$ 1,917
Accounts receivable, net of allowance for doubtful accounts of $35,610 and $24,692 at December 31, 2013 and 2012, respectively	72,754	36,954
Employees loan receivable	1,413	5,988
Shareholder loan receivable	90,480	-
Incremental direct costs	978,115	591,971
Prepaid advertising	63,211	292,769
Prepaid expenses	162,209	102,579
Total current assets	1,414,255	1,032,178
Property and equipment, net	620,525	537,319
Other assets:
Employees loan receivable, noncurrent	39,623	39,655
Computer software, net	2,076	49,321
Security deposits	342,190	80,890
Other	10,000	10,000
Total assets	$ 2,428,669	$ 1,749,363
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$ 4,549,872	$ 2,961,677
Deferred revenue	9,520,009	6,119,812
Merchant cash advances	401,900	141,783
Settlement payable	201,026	1,000,232
Current portion, capital lease obligations	71,728	67,898
Total current liabilities	14,744,535	10,291,402
Deferred rent	478,703	301,651
Capital lease obligations, net of current portion	-	71,728
Total liabilities	15,223,238	10,664,781
Commitments and contingencies (Note 5)
Stockholder’s deficit:
Common stock - no par value; authorized 200 shares; issued and outstanding 100 shares	-	-
Accumulated deficit	(12,794,569)	(8,915,418)
	$ 2,428,669	$ 1,749,363

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

STATEMENTS OF OPERATIONS

	December 31,
	2013	2012
Revenues, net	$ 19,762,735	$ 15,087,871
Cost of revenues and operating expenses Cost of sales	1,797,790	1,571,130
Sales and marketing	11,150,883	8,123,435
General and administrative	9,068,538	6,403,609
Depreciation and amortization	188,236	255,112
Total cost of revenues and operating expenses	22,205,447	16,353,286
Loss from operations	(2,442,712)	(1,265,415)
Other expenses	32,423	18,854
Net loss	$ (2,475,135)	$ (1,284,269)

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

STATEMENTS OF ACCUMULATED DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Balance, January 1, 2012 (as previously reported)	$ (5,611,006)
Restatement of financial statements	(1,542,475)
Balance, January 1, 2012 (as restated)	(7,153,481)
Shareholder distributions	(477,668)
Net loss	(1,284,269)
Balance, December 31, 2012	(8,915,418)
Shareholder distributions	(1,404,016)
Net loss	(2,475,135)
Balance, December 31, 2013	$ (12,794,569)

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net loss	$ (2,475,135)	$ (1,284,269)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	188,236	255,112
Amortization of incremental direct costs	2,050,453	1,094,842
Provision for doubtful accounts	161,719	9,913
Net changes in operating assets and liabilities (Increase) decrease in
Accounts receivable	(197,519)	185,941
Incremental direct costs	(2,436,597)	(1,212,120)
Prepaid advertising	229,558	269,975
Prepaid expenses	(59,630)	165,490
Security deposits	(261,300)	-
Increase (decrease) in
Accounts payable and accrued expenses	1,588,195	1,337,902
Deferred revenue	3,400,197	(57,441)
Deferred rent	177,052	259,692
Net cash provided by operating activities	2,365,229	1,025,037
Cash flows from investing activities
Purchases of property and equipment	(224,197)	(83,652)
Loan made to shareholder	(744,480)	-
Collections on shareholder loan	654,000	-
Loans made to employees	(1,581)	(44,221)
Collections on employee loans	6,188	7,378
Net cash used in investing activities	(310,070)	(120,495)
Cash flows from financing activities
Proceeds from merchant cash advances, net	260,117	141,783
Repayment of settlement payable	(799,206)	(606,091)
Repayment of capital lease obligations	(67,898)	(62,257)
Shareholder distributions	(1,404,016)	(477,668)
Net cash used in financing activities	(2,011,003)	(1,004,233)
Net increase (decrease) in cash	44,156	(99,691)
Cash, beginning of year	1,917	101,608
Cash, end of year	$ 46,073	$ 1,917
Supplemental cash flow disclosure
Interest paid during the year	$ 8,847	$ 14,081

The accompanying notes are an integral part of these financial statements.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

NAPW, Inc. (the “Company”), d/b/a the National Association of Professional Women (“NAPW”), was incorporated on October 3, 2007 under the laws of the State of New York. The Company’s operations and corporate headquarters are based in New York.

NAPW, a for-profit membership organization for professional women, is an exclusive women-only professional networking organization. Its members enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills, and promoting their businesses and career accomplishments.

NAPW provides its members with opportunities to network and develop valuable business relationships with other professionals through its website, as well as at members-only events hosted at its local chapters across the country. Through its website, members are able to create, manage and share their professional identity online, build and engage with their professional network, and promote themselves and their businesses. In addition to on-line networking, its members can participate in a number of local events held across the country including monthly chapter meetings, business expos and other events developed specifically to facilitate face-to-face networking with other professional women. NAPW also sponsors its annual “National Networking Conference”, hosted by its national spokesperson Star Jones, that provide participants the opportunity to network with other members from across the country, attend inspiring presentations from renowned keynote speakers and participate in valuable break-out sessions.

Members can also promote their career achievements and their businesses through placement on its website’s home page, in its on-line “Member Marketplace”, and in monthly newsletter publications.

In addition to networking and promotional opportunities, NAPW provides members the ability to further develop their professional skills and expand their knowledge base through monthly newsletters, on-line and in-person seminars, webinars, and certification courses. Members are also provided exclusive discounts on third-party products and services through partnerships with valuable brands.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As a result, the carrying amounts of some or all of the related assets and liabilities could be materially changed in the near term.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Cash and Cash Equivalents

The Company maintains cash balances with financial institutions in amounts that, at times, may exceed federally insured limits. For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Management performs a detailed analysis of the collectability of accounts receivable, based on historical experience and trends to estimate the appropriate allowance for doubtful accounts. Accounts are written off as uncollectible when substantially all collection efforts have been exhausted.

Property and Equipment

Property and equipment are stated at cost. Assets held under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset at the inception of the lease. Depreciation, which includes the amortization of assets held under capital leases, is calculated on a straight-line basis over the estimated useful lives of those assets as follows:

Computer and equipment

3 to 5 years

Furniture and fixtures

7 years

Leasehold improvements

Shorter of the lease term or 7.5 years

When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from their respective accounts and any resulting gain or loss is reflected in the results of operations.

Incremental Direct Costs

Incremental direct costs incurred in connection with enrolling members consist of sales commissions paid to the Company’s direct sales agents. The commissions are deferred and amortized over the term of membership, which is a 12 month period. Amortization of deferred commissions is included in sales and marketing expense in the accompanying statements of operations.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Computer Software

The Company capitalizes costs incurred during the application development stage of internal use computer software, which include costs to design the software configuration and interfaces, coding, installation and testing. Capitalized development costs are amortized over various periods up to three years. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgment by management with respect to certain external factors including, but not limited to, technological and economic feasibility and estimated economic life. Amortization expense attributable to computer software for the years ended December 31, 2013 and 2012 was $47,245 and $130,000, respectively. Accumulated amortization attributable to computer software as of December 31, 2013 and 2012 was $723,948 and $676,703, respectively.

Costs incurred during the preliminary and post-implementation states of internal use computer software, are expensed as incurred. Also, costs incurred to maintain existing software applications are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Impairment losses are recognized when the estimated undiscounted cash flows to be generated by those assets are less than the assets’ carrying amount. Impaired assets are recorded at their estimated fair value calculated based on the discounted estimated cash flows generated by the asset. The Company’s long-lived assets include property, equipment and computer software. As of December 31, 2013 and 2012, the Company has determined that none of its long-lived assets are impaired.

Merchant Cash Advances

In November 2012, NAPW entered into an agreement with a credit card merchant in which the Company receives monthly advanced funding of their future forecasted credit card receipts. The amount of funding is determined by the credit card merchant based on the Company’s volume of credit card charges, net of credits, chargebacks and other fees as forecasted for the current month based on a historical 12 month period. Terms of repayment are direct withdrawals of a percentage of the Company’s daily credit card sales by the credit card merchant. A discount fee of 0.50% is charged on the total monthly funds advanced.

Deferred Rent

The Company has entered into operating lease agreements for its corporate offices which contain provisions for rent holidays and for future rent increases (escalation provisions). The Company records monthly rent expense on a straight-line basis with the difference between rent expense recorded and the amount paid being credited or charged to deferred rent.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Revenue and Deferred Revenue

The Company recognizes revenue primarily from membership fees and related services and product sales when persuasive evidence of an arrangement exists, services have been rendered or delivery of the product has occurred, the fee is fixed or determinable and collectability is probable.

Membership fees are collected up-front and member benefits become available immediately; however those benefits must remain available over the 12 month membership period. At the time of enrollment, membership fees are recorded as a liability under deferred revenue and are recognized as revenue ratably over the 12 month membership period. Members who are enrolled in an annual payment plan may cancel their membership in the program at any time and receive a partial refund (amount remaining in deferred revenue) or due to consumer protection legislation, a full refund based on the policies of the member’s credit card company. Revenue from membership sales are recognized net of all refunds. For the years ended December 31, 2013 and 2012 membership sales account for approximately 84% and 81%, respectively, of net revenues.

Revenue from related membership services are derived from fees for development and set-up of a member’s personal on-line profile and/or press release announcements. Fees related to these services are recognized as revenue at the time the on-line profile is complete and press release is distributed. Revenues from on-line profile and press release fees account for approximately 9% and 11% of net revenues for the years ended December 31, 2013 and 2012, respectively.

Products offered to members relate to custom made plaques and an annual registry book. Product sales are recognized as liabilities under deferred revenue at the time the initial order is placed. Revenue is then recognized at the time these products are shipped. The Company’s shipping and handling costs are included in cost of sales in the accompanying statements of operations. Plaque and registry book sales account for approximately 6% and 8% of net revenues for the years ended December 31, 2013 and 2012, respectively

Advertising

Advertising costs are expensed as incurred or the first time the advertising takes place. The production costs of advertising are expensed the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefit. Direct-response advertising consists primarily of advertising contracts and is amortized over the life of the applicable contract.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Advertising (Continued)

At December 31, 2013, $63,211 of advertising costs was reported as other assets. Advertising expense for the year ended December 31, 2013, was $5,642,848.

At December 31, 2012, $292,769 of advertising costs was reported as other assets. Advertising expense for the year ended December 31, 2012, was $4,739,435, including $486,643 for amounts written down to net realizable value.

Advertising expense for the years ended December 31, 2013 and 2012 are included in sales and marketing expense in the accompanying statements of operations.

Income Taxes

The Company, with the consent of its shareholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. The shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its shareholder. This election is also valid for New York State.

It is the opinion of management that there are no material uncertain tax positions that require recognition or disclosure in the financial statements.

Tax returns for the years 2010 to date are subject to examination by tax authorities

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through June 24, 2014, the date the financial statements were available to be issued.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

2 – RESTATEMENT OF FINANCIAL STATEMENTS

The accumulated deficit at the beginning of 2012 has been adjusted for deferred revenue and intangible assets recognized in error in 2011. Accordingly, the Company restated its results for the year ended December 31, 2011. The effect of these restatements increased the accumulated deficit as of January 1, 2012 by a total of $1,406,506, relating to the recognition errors of deferred revenue and intangible assets of $456,215 and $950,291, respectively. The effect of these restatements as of December 31, 2011 increased deferred revenue and decreased intangible assets, net of accumulated amortization by the same amounts, respectively.

In addition, management noted that deposits relating to 2011 credit card receipts were incorrectly recorded in 2012, resulting in an overstatement of 2011’s accounts receivable. Also, management noted deferred commissions had been improperly calculated at December 31, 2011, resulting in an overstatement of incremental direct costs. The effect of these restatements increased the accumulated deficit as of January 1, 2012 by a total of $135,969, relating to the overstatement of accounts receivable and incremental direct costs of $113,299 and $22,670, respectively. The effect of these restatements as of December 31, 2011 decreased accounts receivable and incremental direct costs by the same amounts, respectively.

The effect of these changes on the financial position and results of operations as of and for the year ended December 31, 2011 is as follows:

	As Previously Reported	As Restated
Revenues, net	$ 15,634,624	$ 15,065,110
Cost of revenues and operating expenses	(12,434,527)	(13,407,488)
Income from operations	3,200,097	1,657,622
Accounts receivable, net	346,528	233,229
Incremental direct costs	497,363	474,693
Intangible assets, net	950,291	-
Deferred revenue	5,721,037	6,177,252
Accumulated deficit	(5,611,006)	(7,153,481)

Overall, the restatements resulted in a decrease of total assets of $1,086,260 and an increase in total liabilities of $456,215 as of December 31, 2011. For the year ended December 31, 2011 the restatements, in total, increased the accumulated deficit by $1,542,475 as shown on the accompanying statements of accumulated deficit.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

3 - PROPERTY AND EQUIPMENT

The Company’s property and equipment accounts as of December 31, 2013 and 2012 were comprised of the following:

	2013	2012
Furniture and fixtures	$ 254,482	$ 243,369
Computers and equipment	464,321	296,323
Leasehold improvements	262,775	217,689
	981,578	757,381
Less - Accumulated depreciation and amortization	361,053	220,062
	$ 620,525	$ 537,319

Depreciation expense as of December 31, 2013 and 2012 was $140,991 and $125,112, respectively.

Assets held under capital leases had a cost of $223,367 as of December 31, 2013 and 2012, with accumulated depreciation of $82,119 and $44,573, respectively.

4 - CAPITAL LEASES

In prior years, the Company entered into two capital lease agreements for the purchase of office furniture and computers. The capital lease for office furniture is payable in 36 monthly installments of $5,465 through December 2014, including interest at an effective rate of 8.45%. The capital lease for computers is payable in 34 monthly installments of $930 through October 2014, including interest at an effective rate of 6.00%. Both capital lease agreements contain a bargain purchase option at the end of the lease term.

Total future minimum lease payments as of December 31, 2013 was $74,884, of which $3,156 represents interest. As of December 31, 2013, the present value of future minimum lease payments was $71,728.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

5 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases facilities space, vehicles, office furniture and equipment under operating lease agreements.

The Company occupies three sales and administrative offices under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates. In addition to rental payments, two of the three lease agreements require the Company to pay 5.05% and 11.06%, respectively, of any increase in taxes over the base year amount. The remaining lease agreement requires an additional annual payment for 1.36% of executory costs (e.g., taxes, maintenance, and insurance).

The Company leases three vehicles which include a lease agreement with its sole shareholder. The related party lease is payable in 60 monthly installments (paid directly to the vehicle’s financing company) of $4,513 through December 2017, including interest at an effective rate of 5.54%.

Rental expense for these operating leases was $811,765 and $540,919 for the years ended December 31, 2013 and 2012, respectively.

Total minimum rental commitments under the terms of these leases, are approximately as follows:

Year Ending December 31,
2014	1,328,000
2015	1,516,000
2016	1,560,000
2017	1,601,000
2018	1,359,000
Thereafter	304,000
$ 7,668,000

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

5 - COMMITMENTS AND CONTINGENCIES (Continued)

Legal

The Company is involved in litigation and regulatory investigations arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution of outstanding claims, as follows, will not have a material adverse effect on the financial position or results of operations of the Company:

In 2010, the Company received a subpoena for documents from the New York State Attorney General (“AG”), related to an unspecified number of consumer complaints. The Company continues to cooperate with the AG and has provided all information requested. No additional subpoenas have been received and no further actions have occurred in this case. The applicable statute of limitations expired in February 2013.

In 2012, claims were filed with the Equal Employment Opportunity Commission (“EEOC”), related to employee allegations of gender discrimination and retaliation. In response, the Company filed position statements with the EEOC contesting wrongdoing and denying liability. The EEOC declined to perform an in-depth investigation or initiation of any further action against the Company and, in July of 2013, issued right to sue letters to the individuals who filed the claim. In September 2013, these individuals filed a putative class action lawsuit in U.S. District Court alleging gender discrimination, retaliation and wrongful pay practices. In response, the Company filed an answer to this complaint disputing any liability and asserting a number of affirmative defenses. This matter is in the early stages of discovery; therefore no further action has occurred in this case. The Company’s insurance carrier provides defense counsel with respect to this matter.

In January 2013, a complaint was filed with the New York State Supreme Court, asserting claims under the New York State Human Rights Law. In response, the Company filed an answer to this complaint disputing any liability and asserting a number of affirmative defenses. This matter is currently in the latter stages of discovery. At the close of discovery, the Company intends to file a motion to seek dismissal of the complaint in its entirety. The Company’s insurance carrier provides defense counsel with respect to this matter.

In 2012, an action was commenced by a vendor against the Company and its sole shareholder seeking a judgment for damages of approximately $328,000. At December 31, 2012, an accrued contingency loss for this amount was included in accounts payable and accrued expenses. The accrued contingency loss of approximately $328,000 was paid in 2013 at the time the matter was settled.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

5 - COMMITMENTS AND CONTINGENCIES (Continued)

Guarantee of Indebtedness of Related Party Convertible Promissory Note and Related

Settlement

In connection with a related party convertible promissory note (the “financing arrangement”) between the sole shareholder of the Company (the “borrower”) and RCDC Capital LLC (the “lender”), the Company was contingently liable, up to a maximum of $2,700,000, to satisfy the claims of the lender if the borrower were to become in default of his required loan payments. The guarantee was scheduled to expire in July 2011. At the time the financing arrangement was entered into, a Director of the Company (through December 23, 2010) was also a member of RCDC Capital LLC. Under the terms of the financing arrangement, either the lender or borrower had the option to cancel the borrower’s obligation in exchange for equity equal to 50% of the Company’s outstanding shares (at the date option was exercised) of common stock.

In December 2010, the borrower repaid the remaining principal balance and accrued interest owed on the financing arrangement. At this time, a dispute arose whereby the lender asserted that it had exercised its right to convert the promissory note into equity per the terms set forth in the financing arrangement. The dispute was resolved in May 2011 in which the lender and borrower entered into a settlement agreement releasing each party from any further claims or obligations. In consideration of the lender’s full and complete performance of, and strict compliance with the settlement, the Company, on behalf of the borrower, has agreed to pay the lender $2,300,000. Payment terms were to commence as follows: $500,000 at settlement closing date (May 2011), followed by $100,000, payable in twenty monthly installments of $5,000 beginning in June 2011 and beginning in September 2011, $1,700,000 (remaining amount owed) to be paid in thirty monthly installments, including interest at an effective rate of 3.75%. Final payment would be made in September 2013. An extension of the due date was granted with the remaining balance to be paid in January 2014. Final settlement amount of $201,026 was paid in January 2014, therefore performance under the settlement agreement was completed in full.

6 - RELATED PARTY TRANSACTIONS

As discussed in Note 5, the Company leases a vehicle under an operating lease agreement with its sole shareholder.

In connection with an operating lease agreement for facility space, as discussed in Note 5, the sole shareholder is the guarantor on the obligation. In the event the Company defaults under its lease agreement the sole shareholder would be required to pay all obligations due under the lease and up to an additional $600,000 cash guaranty. The lease expires on June 30, 2019. If the Company is not in default, the $600,000 cash guaranty in the initial lease year will be reduced by $100,000 annually over the following three years. In the lease’s fifth year, the cash guaranty is reduced to $150,000. In the lease’s sixth year the obligation related to the cash guaranty is expired.

NAPW, INC.

NOTES TO FINANCIAL STATEMENTS

6 - RELATED PARTY TRANSACTIONS (Continued)

The Company holds a demand note on the sole shareholder with the interest rate equivalent to the Applicable Federal Rate as issued by the IRS. The balance due on the note at December 31, 2013 was $90,480.

7 - GOING CONCERN

The Company has been experiencing recurring operating losses and working capital deficiencies. Also, going forward over the next year and half, the Company expects the capital requirements needed to fund its growth will consume a large majority of its expected cash flow to be generated from both operations and proceeds from intended issuances of debt and equity securities. Also, during this period the Company foresees its gross earnings from operations to be insufficient to adequately cover its expected operating costs. Accordingly, the Company will require external funding to sustain operations and follow through on the execution of its business plan. Although management believes that the Company has access to capital resources, there are currently no commitments in place for new financing at this time. If the Company is unable to raise or obtain the additional working capital needed, management will implement various cost reduction measures; such as reductions in workforce, base salaries for senior executives and employees, and other operating costs.

The ability of the Company to continue as a going concern is dependent upon the success of the Company in securing an adequate amount of debt or equity capital in order to meet its cash requirements. There can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

8 - SUBSEQUENT EVENTS

In January 2014, the Company entered into an operating lease agreement with its sole shareholder to lease an additional vehicle. As discussed in Note 5, the Company has an existing operating lease agreement with its sole shareholder related to another vehicle. The 2014 operating lease is payable in 60 monthly installments (paid directly to the vehicle’s financing company) of $10,787 through December 2018, including interest at an effective rate of 4.79%.

In April 2014, the Company entered into an agreement with a new merchant processor for the processing of customer credit card transactions. Under this agreement, the merchant processor is collecting a reserve deposit calculated based on a percentage of the Company’s gross sales. The reserve deposit percentage will be reviewed periodically and adjusted as required.